Exhibit 99.5

To:	GCL Silicon Technology Holdings Inc.

at Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804,

George Town, Grand Cayman KY1-1112, Cayman Islands

June 2, 2008

Dear Sirs,

We, Grandall Legal Group (Beijing), are a duly approved and licensed law firm in the People’s Republic of China (for the purpose only for this legal opinion, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan region, “PRC”) by the Administrative of Justice of PRC, and are qualified to practice PRC laws and issue this opinion for the purpose specified herein.

We have acted as PRC legal counsel for GCL Silicon Technology Holdings Inc. to opine on the legal status of JZPTD and some aspects of Restructuring Documents (as defined below).

Under a circular issued by the China Securities Regulatory Commission on December 3, 2007 regarding the interpretation to Article 11 of “The Measures for the Administration of the Provisions of Securities Legal Services by Law Firms”, we are not permitted to address this opinion to the underwriters in the proposed offering of American Depositary Shares (“ADSs”) of the Company on a stock exchange in the United States.

In this opinion, unless the context otherwise provides, the following capitalized terms and expressions have the following meanings:

—

“Affiliate” of a specified person or entity refers to one who, directly or indirectly, either controls, is controlled by or is under common control with, the specified person or entity. As used herein, the term “control” (including the terms “controlled by” and “under common control”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

—	“Approvals” means all PRC approvals, consents, waivers, sanctions, authorizations, filings, registrations, exemptions, permissions, endorsement, annual inspections, qualifications and licenses;

—

“Company” means GCL Silicon Technology Holdings Inc., a company incorporated and existing under the laws of Cayman Islands and having its registered office at Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands;

—	“CSRC” means China Security Regulatory Commission;

—	“GCL HK” means GCL Silicon Technology Holdings Limited, a company incorporated and existing under the laws of Hong Kong Special Administrative Region, People’s Republic of China.

—

“JZPTD” means Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd., a limited liability company incorporated under the laws of PRC and having its registered office at North of 310 National Highway, Xuzhou Economic and Development Area, PRC;

—

“Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business;

—	“MOFCOM” means Ministry of Commerce of PRC;

—	“Mr. Zhu Gong Shan” or “Mr. Zhu” means Mr. Zhu Gong Shan, the chairman and ultimate shareholder of the Company;

—	“Offshore Entities” means all the original, previous and current ultimate shareholders, beneficiaries and controllers of the JZPTD duly incorporated in the jurisdiction other than PRC.

—

“PRC Authority” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial body in the PRC, or any other entity authorized by PRC law exercising, or entitled to exercise, any administrative, judicial, legislative authority or power in the PRC, in each case having competent jurisdiction;

—

“PRC Laws” means all applicable laws, regulations, rules, judgments, orders, writs, decrees, guidelines, judicial interpretations and other legislation of the PRC and the PRC Authority which has been duly promulgated to public and in effect on the date of this opinion;

—	“PRC Entities” includes JZPTD and the entities described in definition of Transaction Parties (vi) to (vii) below and their Affiliates(if any);

—	“PRC Related Individuals” refer to Mr. Zhu Gong Shan, Mr. Songyi Zhang, Xuan-Ming Dong and Tsong-Zung Chang and their respective Affiliates

—	“Prospectus” means the prospectus, including all amendments or supplements thereto, that forms a part of the Registration Statement;

—

“Regulation No. 10” means Regulations for Merger with and Acquisition of Domestic Enterprises by Foreign Investors jointly promulgated by MOFCOM, the State-owed Assets Supervision and Administration Commission of the State Council, the State Administration for Tax, the State Administration for Industry and Commerce, the CSRC and SAFE(as defined below) of PRC on August 8, 2006;

—	“Restructuring” in this Opinion means, individually or collectively, any of the transactions, activities and/or steps consummated, implemented and/or taken in connection with:

(i)	The formation of JZPTD on March 7, 2006 and any changes to the registration items of JZPTD afterwards;

(ii)	The formation of Happy Genius(as defined below) on September 22, 2006;

(iii)	The formation of Boulina(as defined below) by Mr. Zhu Gong Shan on October 25, 2006(“Formation of Boulina”);

(iv)	Mr. Songyi Zhang’s purchase of one share of Happy Genius on November 6, 2006;

(v)	Formation of GCL HK on November 13, 2006;

(vi)	GCL HK’s purchase of 64% of JZPTD’s total outstanding shares pursuant to the Share Transfer Agreement, dated as of November 29, 2006, by and among Guotai Energy Investments Ltd. (“Guotai”), Beijing Zhongneng Renewable Energy Investments Ltd. (“BJ Zhongneng”), Suyuan Group Ltd. (“Suyuan Group”), Xuzhou Suyuan Group Ltd., Lianyungang Suyuan Group Ltd. and GCL HK (formerly Asia Silicon Technology Holdings Limited) (“GCL HK Purchase”);

(vii)	Mr. Xuan-Ming Dong’s purchase of Happy Genius shares on December 18, 2006;

(viii)	Mr. Songyi Zhang’s transfer of one Happy Genius share to Mandra on December 21, 2006;

(ix)	The 100:1 stock split of Happy Genius’ shares on February 28, 2007 and the subsequent increase of Happy Genius’ registered capital;

(x)	The purchases of Happy Genius’ shares (1) by Mr. Xuan-Ming Dong on December 18, 2006, (2) by Positive Rise on December 21, 2006 and April 30, 2007, (3) by Trust Bridge(as defined below) on March 8, 2007 and (4) by Amplewood(as defined below), Mr. Tsong-Zung Chang and Raine-Raine(as defined below) on March 20, 2007;

(xi)	The formation of the Company on May 9, 2007;

(xii)	Boulina’s purchase of Happy Genius’ shares pursuant to a Stock Purchase Agreement, dated as of August 10, 2007, by and between Boulina and Mandra Materials Limited (“Mandra”) (“Boulina Purchase”);

(xiii)	The swap of Happy Genius’ shares for the Company’s shares by Mandra, Positive Rise, Trust Bridge, Deutsche Bank, Amplewood, Thornton, Raine-Raine and Messrs. Tsong-Zung Chang and Xuan-Ming Dong, Happy Genius’ transfer of its one share of GCL HK to the Company and the Company’s issuance of its shares to Happy Genius, all of which occurred on August 21, 2007;

(xiv)	Happy Genius’ sale of the Company’s shares (later redesignated as Series A Preferred Shares) to Benchmark(as defined below) and Trust Bridge on August 29, 2007; and

(xv)	The Company’s sale of Tranche A U.S. 20,000,000 Floating Rate Secured Bonds due 2009 and Tranche B U.S. 40,000,000 Floating Rate Secured Convertible Bonds due 2009 to Deutsche Bank(as defined below) on September 10, 2007.

(xvi)	The sale of all the shareholding interest in JZPTD owned by the five domestic shareholders of JZPTD (Suyuan Group Ltd., Xuzhou Hanbang Group Ltd., Nanjing Linyang Power Investment, Jinglong Industry Group Ltd., Jiangsu Qitian Group Ltd.) to four Hong Kong companies (Speedy Gain Limited, Asia Silicon Technology Development Limited, Richmore Ltd., Asia Silicon Technology Development Holding Limited).

—	“Restructuring Documents” in this Opinion means, individually or collectively, contracts, agreements, instruments and other documents executed or submitted in connection with the Restructuring.

—	“SAFE” means the State Administration of Foreign Exchange of the PRC or its authorized local counterparts (each as applicable).

—	“SAFE Notice 75” means Huifa (2005) No. 75 issued by SAFE on October 21, 2005;

—	“Transaction Parties” in this Opinion refers to the following:

(i)	The Company’s majority-owned indirect PRC subsidiary JZPTD;

(ii)	The Company’s wholly-owned subsidiary GCL HK;

(iii)	Shareholders of the Company on a fully-diluted basis, including Happy Genius Holdings Ltd. (“Happy Genius”), Mandra, Trust Bridge Partners (together with its subsidiary TB Silicon Ltd., “Trust Bridge”), Deutsche Bank AG (“Deutsche Bank”), Benchmark Europe III, L.P. (“Benchmark”), Positive Rise Group Limited (“Positive Rise”), Amplewood Resources Limited (“Amplewood”), Thornton Asset Management Service Centre Limited (“Thornton”), Raine-Raine Technologie Holdings Limited (“Raine-Raine”), Mr. Tsong-Zung Chang and Mr. Xuan-Ming Dong;

(iv)	Happy Genius’ sole shareholder Boulina Investments Ltd. (“Boulina”) and Boulina’s sole shareholder Mr. Zhu Gong Shan;

(v)	Mandra’s sole shareholder Beansprouts Ltd. (“Beansprouts”) and Beansprouts’ shareholder Mr. Songyi Zhang;

(vi)	JZPTD’s other current shareholders including Speedy Gain Limited, Asia Silicon Technology Development Limited, Richmore Ltd., Asia Silicon Technology Development Holding Limited

(vii)	certain of JZPTD’s former shareholders including Jiangsu Qitian Group Ltd., Xuzhou Hanbang Group Ltd., Suyuan Group Ltd., Jinglong Industry Group Ltd. and Nanjing Linyang Power Investment Group Ltd., Guotai Energy Investments Ltd. (“Guotai”) and Beijing Zhongneng Renewable Energy Investments Ltd. (“BJ Zhongneng”), and equity holders of Guotai and BJ Zhongneng including Shanghai Guoneng Investments Ltd. and Suzhou Chonggao Power Investments Ltd

Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

In rendering this opinion, we have examined copies of such documents listed in Appendix (referred to herein as the “Subject Documents”)

In giving this opinion, we have made the following assumptions:

(a)	that all Subject Documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to their originals;

(b)	that all Subject Documents have been validly authorized, executed and delivered by all of the parties thereto;

(c)	that the signatures, seals and chops on the Subject Documents submitted to us are genuine;

(d)	all the presentations of the facts in the Subject Documents are true and complete in all respects;

(e)	unless otherwise indicated, all Subject Documents are still valid, not amended or revoked;

(f)	all documents relating to the transactions contemplated by Restructuring Documents and the issues covered herein have been provided to us;

(g)

all Subject Documents expressed to be governed by laws other than the laws of PRC are legal, valid and binding under such laws; and all consents, approvals and authorizations from competent governmental authorities of their respective jurisdictions (other than PRC) have been obtained or granted for the execution, effectiveness, performance, enforcement, transfer, assignment, or delegation of such documents;

(h)	the legal opinions relied on by us as listed in Appendix are fully legal, accurate, valid and binding, which were issued by lawyers who are qualified to practice law in their respective jurisdiction.

(i)	each of the Offshore Entities is a limited liability company duly incorporated and validly existing under the laws of relevant jurisdiction of incorporation;

(j)	other than Mr. Songyi Zhang and Mr. Zhu, each of previous and current ultimate shareholders, beneficiaries, and controllers of the Offshore Entities from its date of incorporation until now is not a PRC domestic natural person or PRC domestic enterprise under Regulation No. 10 and PRC domestic resident under SAFE Notice 75.

This opinion is confined to and given on the basis of (i) the Laws of the PRC as at the date hereof, excluding any rules, regulations, requirements, explanation made in the future by the PRC competent administrations governing the Restructuring that, if applied retroactively, may require the Transaction Parties to obtain the approval, make registration or filing with such PRC authority or fulfill any other requirements for any part of the Restructuring; (ii) assumptions listed above and facts and information contained and referred to in the Appendix; and (iii) the information and documents (including the latest vision of Prospectus) we have received as of the date of this opinion. We have made no investigation of, and do not express or imply any views on, the laws of any country or district other than the PRC.

Based on and subject to the foregoing and the qualification below, and saved as disclosed in the Prospectus, we are of the opinion that:

1.	JZPTD has been duly organized and is validly existing as a foreign invested enterprise with legal person status and limited liability under PRC Laws and its business license and articles of association are in full force and effect under, and in compliance with PRC Laws. JZPTD is not in breach of or in default under the articles of association or other constitutional or organizational documents, or the Business License of it.

2.	Each of the Company and its affiliated entities can legally conduct its business as described in the Prospectus and, to the best of our knowledge after due and reasonable inquiries, neither the Company nor any of its affiliated entities is in violation of any PRC Laws, or in breach or violation of judgment, order, writ or decree of any governmental or regulatory agency or court in the PRC; it is being understood that our opinion regarding whether the Company and its affiliated entities can legally conduct its business as described in the Prospectus is limited to those companies being conducting business in PRC.

3.	Each of the Restructuring Documents has been duly authorized, executed and delivered by the Company and Transaction Parties, as the case may be, and constitutes a valid and legally binding obligation of the Company and Transaction Parties under PRC Laws, as the case may be, enforceable in accordance with its terms; it is being understood that our opinion regarding due authorization, execution and delivery, and enforceability of Restructuring Documents set forth in this paragraph 3 is limited to agreements or instruments governed by PRC Laws.

4.	Each of the Restructuring Documents is in proper legal form; no provisions in any Restructuring Documents (taken both individually or together as a whole) contravene in any way any applicable PRC Laws; the Restructuring does not contravene in any way any applicable PRC Laws.

5.	All Approvals that are required for the performance by any Transaction Party of its obligation and consummation of the transactions contemplated under the Restructuring Documents have been made or unconditionally obtained in writing and are in full force and effect, and no such Approval has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed. It is being understood that our opinion regarding any Approval set forth in this paragraph 5 is limited to obligations performed or transactions consummated under PRC Laws.

6.	Each of the PRC Entities and PRC Related Individuals has taken all necessary corporate and other actions and fulfilled all conditions and done all things required by applicable PRC Laws (including the procurement and possession of all relevant Approvals, if any), for the entering into, execution, adoption, assumption, issue, delivery or the performance of their respective obligations under each of the Restructuring Documents to which it or he or she is expressed to be a party, and the representatives of each of the PRC Entities and PRC Related Individuals (as the case may be) have been duly authorized to do so and no such Approval has been revoked or amended.

7.	The execution and delivery by each of the Company or PRC Entities and PRC Related Individuals of, and the performance by each of them of their respective obligations under, each of the Restructuring Documents to which it or he or she is expressed to be a party and the consummation of the transactions contemplated therein does not and will not contravene or result in a breach or violation of any applicable(a) PRC Laws; (b) judgment, order, writ or decree of any governmental or regulatory agency or court in the PRC;

8.	To our best knowledge after due inquiry, there is no action, suit, proceeding, inquiry or investigation before or brought by any PRC Authority, now pending or threatened, against or affecting the Company or its subsidiaries.

9.	To our best knowledge after due inquiry, there is no action, suit, proceeding, inquiry or investigation before or brought by any PRC Authority, now pending or threatened, challenging the legality or effectiveness of the Restructuring or the Restructuring Documents, or that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Restructuring Documents or the performance by each of the Company and the Transactions Parties, as the case may be, of its or his or her obligations thereunder.

10.	All description set forth in the Prospectus of the Restructuring Documents and other contracts and other documents governed by PRC Laws to which the Company or any of the PRC Entities and Mr. Zhu Gong Shan, Mr. Songyi Zhang, Xuan-Ming Dong and Tsong-Zung Chang is expressed to be a party are accurate in all material respects.

11.	Mr. Zhu Gong Shan, the chairman and ultimate shareholder of the Company, shall not be required to be filed with SAFE as required by SAFE Notice 75 in respect of the Formation of Boulina and Boulina Purchase.

12.	CSRC approval is not required for the proposed issuance and sale of the ADSs and the Ordinary Shares.

13.	The listing and trading of the ADSs on a stock exchange in the United States to be further determined by the Company and the consummation of the transactions contemplated by the engagement letter between several investment banks and the Company do not and will not conflict with or violate any PRC Laws.

Our opinion is subject to this qualification: notwithstanding above, there are uncertainties as to how the SAFE Notice 75, Regulation No. 10 and other relevant PRC Laws will be interpreted and implemented in the future by the competent PRC governmental authorities. If any rules, regulations, requirements, or explanations which are contrary to our opinion are made in the future by PRC competent administrations, Mr. Zhu, Mr. Songyi Zhang or the Company shall comply with such rules, regulations, requirements, or explanations.

This opinion is issued for the benefit of the Company. This opinion can not be disclosed to any others other than your company without our consent in writing.

We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form F-1 (the “Registration Statement”) initially filed confidentially with the U.S. Securities and Exchange Commission on February 12, 2008 relating to the public offering of ADRs representing ordinary shares of the Company and the reference to us under the headings “Risk Factors — Risks Relating to doing Business in China”, “PRC Government Regulation” and “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very Truly Yours,

GRANDALL LEGAL GROUP (BEIJING)

Appendix

List of Subject Documents

The purpose of this list is to disclose the documents we have reviewed and are relevant to this Legal Opinion (the “Legal Opinion”). Words and expressions defined in the Legal Opinion shall have the same meaning when used in this list, unless otherwise defined in this appendix. The opinion and comments in Legal Opinion are qualified by the facts, information and circumstances contained or referred to in this list.

The headings in this list are inserted for convenience only and shall be ignored in construing this opinion and its appendix.

Part I Constitutional Documents concerning the incorporation and evolution of JZPTD

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2006-2-10, Polysilicon Project Investment Agreement executed by Suyuan Group Ltd., Xuzhou Hanbang Group Ltd., Lianyungang Suyuan Group Ltd., Hebei Jinglong Industry Group Ltd., Nanjing Linyang Power Investment Group Ltd., Jiangsu Foka Environmental Resource Investment Company Ltd., BJ Zhongneng Allied Renewable Resource Investment Company Ltd.

—

2006-2-10, Articles of Association executed by Suyuan Group Ltd., Xuzhou Hanbang Group Ltd., Lianyungang Suyuan Group Ltd., Hebei Jinglong Industry Group Ltd., Nanjing Linyang Power Investment Group Ltd., Jiangsu Foka Environmental Resource Investment Company Ltd., BJ Zhongneng Allied Renewable Resource Investment Company Ltd.

—	2006-9-18, Amendment to the Articles of Association passed by Shareholders’ meeting resolution

—

2006-11-29, Investment Contract executed by Suyuan Group Ltd., Xuzhou Hanbang Group Ltd., Lianyungang Suyuan Group Ltd., Jinglong Industry Group Ltd., Nanjing Linyang Power Investment Group Ltd., Jiangsu Qitian Investment Group Ltd. and GCL HK.

—

2006-11-29, Articles of Association executed by Suyuan Group Ltd., Xuzhou Hanbang Group Ltd., Lianyungang Suyuan Group Ltd., Jinglong Industry Group Ltd., Nanjing Linyang Power Investment Group Ltd., Jiangsu Qitian Investment Group Ltd. and GCL HK

—	Joint Venture JZPTD’s Investment Contract Amendment Agreement (2007 #1)

—	Joint Venture JZPTD’s Articles of Association Amendment Agreement (2007 #2)

—	2007-9-29, Joint Venture JZPTD’s Investment Contract Amendment Agreement executed by all the Company shareholders. (2007 #5)

—	2007-9-29, Joint Venture JZPTD’s Articles of Association Amendment Agreement executed by all the Company shareholders. (2007 #6)

—	2007-11-6, Amendment to the JZPTD’s Articles of Association executed by the Company (2007 #6)

—	Articles of Association Amendment Agreement executed by all the shareholders. (2007 #4)

—	2007-12-30, JZPTD’s Investment Contract

—	2007-12-30, JZPTD’s Articles of Association

—	2006-4-7, the passed Shareholders’ Meeting Resolution

—	2006-5-16, the passed Shareholders’ Meeting Resolution

—	2006-5-30, the Company’s Shareholders’ Meeting Resolution

—	2006-6-6, Zhong Neng Guang Fu Gu #[2006]003 Shareholders’ Meeting Resolution

—	2006-8-18, shareholder executed Shareholders’ Meeting Resolution

—	2006-8-30, shareholder executed Shareholders’ Meeting Resolution

—	2006-11-29, Shareholder Statement(s) signed by each of the JZPTD shareholders separately.

—	2006-11-29, Zhong Neng Guang Fu Gu #[2006]09 Shareholders’ Meeting Resolution

—	2007-12-11, Suyuan Group Ltd. executed Shareholder Statement

—	2007-12-11, Jiangsu Qitian Group Ltd. executed Shareholder Statement

—	2007-12-11, Xuzhou Hanbang Group executed Shareholder Statement

—	2007-12-11, Nanjing Linyang Power Investment Group Ltd. executed Shareholder Statement

—	2007-12-11, Jinglong Industry Group Ltd. executed Shareholder Statement

—	2007-12-11, GCL HK executed Shareholder Statement

—	2006-6-6, Company directors executed Zhong Neng Guang Fu Dong #[2006]001 Board of Directors Resolution

—	2006-6-6, Company directors executed Zhong Neng Guang Fu Dong #[2006]002 Board of Directors Resolution

—	2006-6-6, Company directors executed Zhong Neng Guang Fu Dong #[2006]003 Board of Directors Resolution

—	2006-6-6, Company directors executed Zhong Neng Guang Fu Dong #[2006]004 Board of Directors Resolution

—	2006-8-8, Company directors executed Zhong Neng Guang Fu Dong #[2006]005 Board of Directors Resolution

—	2006-9-20, Company directors executed Zhong Neng Guang Fu Dong #[2006]006 Board of Directors Resolution

—	2006-8-30, Company directors executed Zhong Neng Guang Fu Dong #[2006]007 Board of Directors Resolution

—	2006-10-10, Company directors executed Zhong Neng Guang Fu Dong #[2006]08 Board of Directors Resolution

—	2006-11-29, Company Directors executed Zhong Neng Guang Fu Dong #[2006]09 Board of Directors Resolution

—	2006-11-29, The Second Shareholders’ Meeting and the Second Meeting of the First Term Board of Directors convened by the entire body of JZPTD.’s shareholders

—	2007-7-6, Zhong Neng Dong #[2007]12 Board of Directors Resolution

—	2007-8-10, Zhong Neng Dong #[2007]13 Board of Directors Resolution executed by all the directors.

—	2007-8-16, Zhong Neng Dong #[2007]16 Board of Directors Resolution executed by all the JZPTD directors.

—	Zhong Neng Dong #[2007]10 Board of Directors Resolution

—	Zhong Neng Dong #[2007]11 Board of Directors Resolution

—	Zhong Neng Dong #[2007]18 and Zhong Neng Dong #[2007]20 Board of Directors Resolution

—	#20060101 Investment Certificate (Phase 1)

—	#20060102 Investment Certificate (Phase 1)

—	#20060103 Investment Certificate (Phase 1)

—	#20060104 Investment Certificate (Phase 1)

—	#20060105 Investment Certificate (Phase 1)

—	#20060106 Investment Certificate (Phase 1)

—	#20060201 Investment Certificate (Phase 2)

—	#20060202 Investment Certificate (Phase 2)

—	#20060203 Investment Certificate (Phase 2)

—	#20060203 Investment Certificate (Phase 2)

—	#20060204 Investment Certificate (Phase 2)

—	#20060205 Investment Certificate (Phase 2)

—	#20060206 Investment Certificate (Phase 2)

—	#20060301 Investment Certificate (Phase 3)

—	#20060302 Investment Certificate (Phase 3)

—	#20060303 Investment Certificate (Phase 3)

—	#20060304 Investment Certificate (Phase 3)

—	#20060305 Investment Certificate (Phase 3)

—	#20060306 Investment Certificate (Phase 3)

—	#20060401 Investment Certificate (Phase 4)

—	#20060402 Investment Certificate (Phase 4)

—	#20060403 Investment Certificate (Phase 4)

—	#20060403 Investment Certificate (Phase 4)

—	#20060404 Investment Certificate (Phase 4)

—	#20060405 Investment Certificate (Phase 4)

—	#20060406 Investment Certificate (Phase 4)

—	#20060501 Investment Certificate (Capital Increase)

—	#20060502 Investment Certificate (Capital Increase)

—	#20060503 Investment Certificate (Capital Increase)

—	#20060504 Investment Certificate (Capital Increase)

—	#20060505 Investment Certificate (Capital Increase)

—	#20060506 Investment Certificate (Capital Increase)

—	2007-11-9, register of shareholders

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2006-11-29, Equity Transfer Agreement executed with Guotai, BJ Zhongneng, Suyuan Group Ltd., Xuzhou Hanbang Group Ltd., Lianyungang Suyuan Group Ltd. as the transferring parties and Jiangsu Qitian Group Ltd. and GCL HK as the receiving parties.

—	2007-12-11, Equity transfer agreement executed by Suyuan Group Ltd. and Speedy Gain Limited

—	2007-12-11, Equity transfer agreement executed by Suyuan Group Ltd. and Richmore International Development Limited

—	2007-12-11, Equity transfer agreement executed by Suyuan Group Ltd. and Asia Silicon Technology Development Limited

—	2007-12-11, Equity transfer agreement executed by Jiangsu Qitian Group Ltd. and Richmore International Development Limited

—	2007-12-11, Equity transfer agreement executed by Jinglong Industry Group Ltd. and Asia Silicon Technology Holding Development Limited

—	2007-12-11, Equity transfer agreement executed by Nanjing Linyang Power Investment Group Ltd. and Richmore International Development Limited

—	2007-12-11, Equity transfer agreement executed by Xuzhou Hanbang Group Ltd. and Speedy Gain Limited

—	2007-12-11, Equity transfer agreement executed by Xuzhou Hanbang Group Ltd. and Richmore International Development Limited

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2006-8-31, Equity Transfer Agreement signed by Hebei Jinglong Industry Group Ltd., Nanjing Linyang Power Investment Group Ltd., Suyuan Group Ltd. and Jiangsu Qitian Group Ltd. as the transferring parties and JZPTD as the receiving party.

—	2006-3-23, Xu Zheng Accounting Firm Yan #[2006]017 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

—	2006-6-6, Xu Zheng Accounting Firm Yan #[2006]050 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

—	2006-8-18, Xu Zheng Accounting Firm Yan #[2006]070 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

—	2006-9-13, Xu Zheng Accounting Firm Yan #[2006]073 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

—	2006-12-25, Xu Zheng Accounting Firm Yan #[2006]106 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

—	2007-3-13, Xu Zheng Accounting Firm Yan #[2007]023 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

—	007-9-28, Xu Zheng Accounting Firm Yan #[2007]92 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

—	2007-9-28, Xu Zheng Accounting Firm Yan #[2007]095 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

—	2007-9-28, Xu Zheng Accounting Firm Yan #[2007]096 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

—	2007-10-15, Xu Zheng Accounting Firm Yan #[2007]099 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

—	2006-11, Su Yongcheng Yan Bao #[2006]017 JZPTD Asset Valuation Report issued by the Jiangsu Yongcheng Accounting Firm.

—	2007-12-8, Su Guo Heng Ping Bao #[2007]010JZPTD Asset Valuation Report.

—	2008-5-7, Advice of Inward Remittance (TTIR94027361/08C) from Bank of China, Jiangsu Branch

—	2008-5-7, Advice of Inward Remittance (TTIR94027310/08C) from Bank of China, Jiangsu Branch

—	2008-2-5, Advice of Inward Remittance (TTIR94008662/08C) from Bank of China, Jiangsu Branch

—	2008-5-7, Advice of Inward Remittance (TTIR94027311/08C) from Bank of China, Jiangsu Branch

—	2008-5-14, Advice of Inward Remittance (SAFE REFERENCE:018231644780506) from Agriculture Bank of China, Xingtai Branch (two pieces)

—	2008-5-7, Advice of Inward Remittance (TTIR5FA03726/08C) from Bank of China, Xuzhou Branch

—	2008-5-7, Advice of Inward Remittance (TTIR5FA03727/08C) from Bank of China, Xuzhou Branch

Part II the Approvals and Licenses obtained by JZPTD

—	Business License dated 3/7/2006

—	Business License dated 5/27/2008(No.320300400006732)

—	Business License dated 4/29/2006(No. 320300000200604290172)

—	Business License dated 9/7/2006(No. 320300000200609070001)

—	Business License dated 9/21/2006(No. 320300000200609210031)

—	Business License dated 12/26/2006(No. Qi He Su Xu Zong Zi 001707)

—	Business License dated 3/20/2007(No. Qi He Su Xu Zong Zi 001707)

—	Business License dated 11/7/2007(No. Qi He Su Xu Zong Zi 001707)

—	Approval Certificate for Foreign-invested Enterprise(“FIE”) dated 12/13/2006

—	Approval Certificate for FIE dated 24/8/2007(No. Shang Wai Zi Su Fu Zi [2006]70681)

—	Approval Certificate for FIE dated 11/5/2007(No. Shang Wai Zi Su Fu Zi [2006]70681)

—	Approval Certificate for FIE dated 1/16/2008(No. Shang Wai Zi Su Fu Zi [2006]70681)

—	Approval Regarding the Extension of the Effective Term of the “Approval Certificate for FIE dated 1/16/2008” issued by Jiangsu MOFCOM dated 2/29/2008

—	Registration Certificate for Legal Representative dated 5/18/2007

—	Registration Certificate for Legal Representative dated 12/14/2007

—	Registration Certificate for Legal Representative(No. 0033730)

—	Organization Code Certificate (registration No.: Zu Dai Guan 320300-064610)

—	Organization Code Certificate (registration No.: Zu Dai Guan 320300-131270)

—	Organization Code Certificate (registration No.: Zu Dai Guan 320300–135028–1)

—	Finance Registration Certificate dated 3/29/2007

—	Joint Annual Inspection Report for FIE dated 5/30/2007(Year 2006)

—	Joint Annual Inspection Report for FIE dated 5/6/2008(Year 2007)

—	Customs Registration Certificate dated 9/21/2006(No. 3203962015)

—	Customs Registration Certificate dated 1/5/2007(No. 3203932008)

—	Undertaking Letter with Administration Committee of Xuzhou Economic Development Area dated 5/9/2006

—	Confirmation Letter by Administration Committee of Xuzhou Economic Development Area dated 9/15/2006

—	Letter for Taking back the supporting capital to the Project of JZPTD by Administration Committee of Xuzhou Economic Development Area dated 12/24/2007

—	Settlement Voucher by Administration of Finance to Xuzhou Economic Development Area dated 12/24/2006 (No. 08411277)

—	Approval Regarding the Filing of the Phase I Project of JZPTD issued by Jiangsu Development and Reform Commission(“Jiangsu DRC”) dated 4/10/2006

—	Statement Regarding the Name of JZPTD and Others upon its becoming a FIE issued by Xuzhou Administration of Industry and Commerce(“Xuzhou AIC”) dated 12/4/2006

—	Approval Regarding the Change of Investors for the Phase I Project of JZPTD issued by Jiangsu DRC dated 12/12/2006(No. Su Fa Gao Ji Fa [2006]1394)

—

Approval Regarding the Incorporation and Capital Increase of JZPTD in Form of FIE by Investors from Hong Kong and Jiangsu Issued by Jiangsu Department of Foreign Trade and Economic Cooperation(“Jiangsu MOFCOM”) dated 12/13/2006(No. Su Wai Jing Mao Zi [2006] 966)

—	Approval Regarding the Phase III Project of JZPTD issued by National Development and Reform Commission (NDRC) (No. Fa Gai Gao Ji [2007]953)

—	Approval Regarding the Phase II Project of JZPTD issued by Jiangsu DRC (No. Su Fa Gai Gao Ji Fa [2007]280)

—	Notice for Approval of Change issued by Xuzhou AIC dated 9/30/2007(No. [2007] 09300002) 2

—	Approval Regarding Equity Pledge and Change of Investors of JZPTD issued by Jiangsu MOFCOM dated 11/5/2007(No. Su Wai Jing Mao Zi [2007] 1011)

—	Notice for Filing of Equity Pledge issued by Jiangsu ATC dated 11/9/2007

—	Approval Regarding Name Change, Capital Increase and Amendment of Joint Venture Contract(“JVC”) and Article of Association (“AOA”) issued by Jiangsu MOFCOM dated 8/24/2007

—	Approval Notice for Change of Name issued by Jiangsu AIC dated 7/3/2007

—	Approval Regarding the Change of Shareholding Structure of JZPTD issued by Jiangsu MOFCOM dated 1/15/2008

—	Approval Regarding Change of Name, Investors and Shareholding Structure issued by Jiangsu DRC(No. Su Fa Gai Gao Ji Fa[2008]31)

—	Opinion Regarding the Examination and Acceptance of Phase I Project’s Fire Fighting Construction issued by Fire Fighting Branch of Xuzhou Public Security dated 10/15/2007.

—	Report on the Rectification of the Examination and Acceptance of Phase I Project’s Fire Fighting Construction issued by JZPTD dated 11/18/2007

—	Water-taking Permit dated July 1, 2007(No. 1st, 2007)

—	Riverway Project Occupation Permit Coded 2007 Zhan 0002

—	Water-taking Permit dated November 21, 2007(No. [2007] 80)

—	Approval Regarding Water and Land Protection of the Phase III Project of JZPTD issued by the Ministry of Water Resources of PRC (No. Shui Bao Han [2008]15)

—	2007-8-13, Su Shen Zi #[2007]80 ááApplication of permission on water drawingññ issued by the Department of Water Resources of Jangsu province.

—	2008-1, # JECC2008-PG-0107A ááReport on the Energy Saving of Phase III Project of JZPTDññ issued by the Jiangsu Bureau of Engineering Consultants.

Part III Licenses and Approvals regarding Environmental Protection and Safe Production

—	Notice of Filing of Report for the Pre-evaluation of Project Producing Dangerous Chemical Products issued by Jiangsu Supervision Administration of Safe Production(“SASP”) dated 5/24/2006

—	Approval Regarding the Set-up of JZPTD issued by Xuzhou People’s Government dated 3/16/2007.

—	Approval Regarding the Set-up of JZPTD issued by Xuzhou SASP dated 3/19/2007.

—	Examination Opinion for Project Producing Dangerous Chemical Products issued by Xuzhou SASP dated 8/1/2007

—	Approval Regarding the Set-up of the Phase II Project of JZPTD issued by Xuzhou SASP(No. Xu An Jian[2007]119)

—	Examination Opinion for Project Producing Dangerous Chemical Products issued by Xuzhou SASP dated 8/1/2007

—	Examination Opinion Regarding the Safe Set-up of the Phase III Project of JZPTD issued by Xuzhou SASP (No. Xu An Jian Wei Hua Xiang Mu She Ji Shen [2007] 1)

—	Approval Regarding the Set-up of Phase III Project of JZPTD issued by Xuzhou People’s Government dated 12/28/2007

—	Supervision Certificate of Safe Construction Coded Xu Jian An Jian Kai 2006/22

—	Supervision Certificate of Safe Construction Coded Xu Jian An Jian Kai 2007/3/7

—	Supervision Certificate of Safe Construction Coded Xu Jian An Jian Kai 061

—	Registration Certificate for Use of Pressure Vessels dated (No.Su K07145- K07188)

—	Safety Certificate issued by SASP of Xuzhou Economic Development Area dated 8/2/2007

—	Safety Certificate issued by SASP of Xuzhou Economic Development Area dated 1/31/2008

—	Approval Regarding the Environmental Influence Report of Phase I Project of JZPTD issued by Jiangsu Administration of Environmental Protection (“AEP”) dated 6/6/2008

—	Approval Regarding the Environmental Influence Report of Phase II Project of JZPTD issued by Jiangsu AEP dated 1/16/2008

—	Statement Regarding the Three Concurrent Constructions of Phase I Project of JZPTD in the Aspect of Environmental Construction issued by Xuzhou AEP dated 1/18/2007

—	Statement Regarding the Three Concurrent Constructions of Phase II Project of JZPTD in the Aspect of Environmental Construction issued by Xuzhou AEP dated 4/3/2008

—	Pollutant Discharge Interim Permit issued by Xuzhou AEP dated 8/30/2007

—	Pollutant Discharge Interim Permit issued by Xuzhou AEP dated 11/29/2007

—	Notice of Approval for Trial Production of Phase I Project of JZPTD in Related with Environmental Protection issued by Jiangsu AEP dated 8/31/2007

—	Approval for the extension of the Term of the Trial Production of Phase I Project of JZPTD issued by Jiangsu AEP dated 11/29/2007

—	Approval for the extension of the interim Pollutant Discharge Permit dated 4/25/2008

—	Annual Declaration of Pollutant Discharge(Year 2008)

—	Supporting Letter for the Discharge of the Solid Waste of JZPTD dated 9/27/2007

—	Supervision Report issued by Xuzhou Environmental Inspection Center dated 10/18/2007

—	Dangerous Waste Innocuity Disposal Agreement with Xuzhou Dangerous Waste Collection and Disposal Centre dated 11/10/2007

—	Transfer Sheet of Dangerous Waste by Xuzhou Dangerous Waste Collection and Disposal Centre dated 1/25/2008

—	2008-3-11, Xu An Jian # (2008) 30 ááNotice Regarding Safe Incorporation of the Phase III Project of JZPTDññ issued by the Xuzhou Supervision Administration of Safe Production(“SASP”)

—	2007-9-28, Certification issued by the Xuzhou Supervision Administration of Safe Production(“SASP”)

—	Certification issued by Xuzhou AEP dated 8/4/2007

—	Certification issued by Xuzhou AEP dated 2/1/2008

—	Certification issued by Xuzhou AEP dated 3/17/2008

—	Certification issued by Xuzhou AEP dated 4/25/2008

Part IV Documents concerning properties and assets of JZPTD

—	Statement of Land Use and Building Property provided by the Company.

—	2006-6-13, Jiang Guotu Zi Han # (2006) 418 ááPreliminary Opinion Concerning the JZPTD’s Annual 1500 MT Polysilicon Project Land Useññ issued by the Jiangsu Province Land and Resources Department.

—	2007-11-21, ááOpinion Concerning the selection of JZPTD’s project siteññ (No. Su Jian Gui Xuan Zi 200771)signed and issued by Jiangsu Province Land and Resources Department

—	2006-6-20, Xu Guotu Kai Lin # (2006) 1 ááNotice of Temporary Land Use Approvalññ issued by the Xuzhou City Land and Resources Department Economic Development Zone Sub-branch.

—	2006-7-17, ááOpinion Concerning the JZPTD’s Annual 1500 MT Polysilicon Project Construction Land Useññ signed and issued by Xuzhou City Land and Resources Department Special Economic Zone Sub-branch

—	2006-7-17, ááOpinion Concerning the JZPTD’s Annual 1500 MT Polysilicon Project Construction Siteññ issued by the Xuzhou City Land and Resources Department Special Economic Zone Sub-branch.

—

2006-7-27, ááNotice Concerning the Approval of the First Set of Xuzhou City Secondary Village 2006 Construction Sitesññ (Jiang Guotu Zi Di Han #[2006]1007) promulgated Jiangsu Province Land and Resources Department

—	2006-9-15, ááCompletion of Land Expropriation Agreementññ executed by Xuzhou City Ministry of Land and Resources and JZPTD

—

2006-12-19, Xu Guotu Zi Di Reissue #[2006]96 ááOfficial Reply Concerning the JZPTD’s Land Sale at Economic Development Zone Highway 310 North Side Industrial Projectññ issued by Xuzhou City Ministry of Land and Resources

—	2006-12-28, ááExplanation Concerning the JZPTD Xuzhou Economic Development Zone Highway 310 North Side Site Zong Di Haoññ issued by Xuzhou City Ministry of Land and Resources

—	2006-12-30, Xu Guotu Kai Lin #(2006) 2 ááTemporary Land Use Approval Noticeññ issued by Xuzhou City Land and Resources Department Special Economic Zone Sub-branch

—

2007-8-13, Xu Guotu Zi Di Reissue #[2007]107 ááOfficial Reply Concerning the JZPTD’s Land Sale at Xuzhou Economic Development Zone Industrial Projectññ issued by Xuzhou City Ministry of Land and Resources

—	2007-8-13, Xuzhou City Issue #[2007]48 ááConstruction Site Approvalññ signed and issued by Xuzhou City Land and Resources Bureau

—	2007-11-29, Xu Guotu Kai Lin # (2007) 1 ááTemporary Land Use Approval Noticeññ signed and issued by Xuzhou City Ministry of Land and Resources Development Zone Sub-branch

—

2007-12-7, Su Guotu Zi Han #[2007]996 ááOpinion Concerning the JZPTD’s 6000t/a Electronic Grade Polysilicon Capital Increase Expansion Project Site Preliminary Trialññ signed and issued by Jiangsu Province Land and Resources Department

—

2008-2-3, Guotu Zi Yushen #[2008]38 ááReply Concerning the JZPTD’s 6000 MT/year Electronic Grade Polysilicon Capital Increase Expansion Project Construction Site Preliminary Opinionññ signed and issued by Ministry of Land and Resources

—

2008-2-28, ááReport Concerning the Application to Transfer Land-use Right and Boundary and Cadastral Survey Registrationññ co-signed and submitted by the Company and Jiangsu Province Electric Company Xuzhou City Power Supply Company

—

2007-6-25, Zong Tu Kai Guo Rang (He) #(2007)09 ááRight to State-owned Land Use Sale Contractññ executed between Jiangsu Province Xuzhou City Ministry of Land and Resources and JZPTD Guangfu Technology Development Company Ltd.

—	Xu Tu Guo Yong # (2007) 56180 ááRight to State-owned Land Use Certificateñ ñ

—	Xu Tu Guo Yong #(2006) 30246 ááLand Use Certificateññ specially issued to the Company by the Xuzhou City People’s Government

—	2007-5-29, Xuzhou City Land and Resources Bureau approved and issued Xu Tu Taxiang # (2007) 00512 ááCertificate of Other Land Rightsññ

—	Xu Tu Guo Yong # (2008) 00173 ááLand Use Certificateññ

—	2006-3-16, ááOpinion Concerning the JZPTD’s Planned Site Selectionñ ñ issued by Xuzhou City Economic Development Zone Bureau of Planning and Construction

—	2006-5-10, Serial No. 20060095 ááConstruction Site Selection Prospectusññ issued by Xuzhou City Planning Bureau (to JZPTD)

—	2007-1-10, Su Jian Guihua # 200701 ááConstruction Site Selection Opinionñ ñ issued by Jiangsu Province Construction Department

—	2006-7-12, Xushi Gui Di Serial No. 20060106 ááConstruction Site Planning Permitññ specially assigned to the Company by the Xuzhou City Planning Department.

—	Xuzhou City Ministry of Land and Resources signed and issued No. [2006]44 ááConstruction Site Permitññ

—

2006-10-16, No.Zong Tu Zong Fa He (2006) 21 ááRight to State-owned Land Use Sale Contractññ and ááSupplementary Agreement on the Right to State-owned Land Use Sale Contractññ executed between Jiangsu Province Xuzhou City Ministry of Land and Resources and JZPTD Guangfu Technology Development Company Ltd.

—	2006-12-7, Agreement signed between JZPTD and Sankong Village

—	2008-2-2, Interim Site Compensation Agreement executed between JZPTD, Xuzhou Economic Development Zone and Sankong Village

—	Land Transfer Agreement signed between JZPTD and Xuzhou Power Supply Company, Jiangsu Province Power Company

—	2006-6-23, Receipt issued by Xuzhou City Commercial Bank

—	Receipt issued by Xuzhou City Ministry of Land and Resources issued for the receipt of RMB 12360 Yuan

—	2007-8-6, Receipt issued by Bureau of Finance of Xuzhou City Economic Development Zone((00A) No.3598941)

—	2007-8-6, Receipt issued by Receipt issued by Bureau of Finance of Xuzhou City Economic Development Zone((09A). No.08410564)

—	2007-8-6, Receipt issued by Receipt issued by Bureau of Finance of Xuzhou City Economic Development Zone ((09A). No.08410565)

—	2007-11-29, Receipt issued by Xuzhou City Ministry of Land and Resources issued ((00A) No3395428)

—	2008-3-30, Receipt issued by Xuzhou City Ministry of Land and Resources issued ((00A) No08412505)

—	2008-2-1, Certification issued by Xuzhou City Land and Resources Department Special Economic Zone Sub-branch

—	Power of Attorney dated 5/6/2008.

Part V Documents in respect of tax

—	Tax Registration Certificate dated 5/10/2006 (No. 320300784997610)

—	Tax Registration Certificate dated 12/31/2006 (No. 320300784997610)2

—	Tax Registration Certificate dated 11/6/2006 (No. 320300784997610)

—	Confirmation for the Domestic and Foreign Capital Projects Encouraged by the State issued by National DRC dated 9/15/2006

—	Certificate for the Foreign Capital Projects Encouraged by the State issued by Jiangsu MOFCOM dated 1/4/2007

—	Certificate for the Tax Exemption issued by Administration of Customs dated 1/16/2007(No. Z23117A00011 and Z23117A00012)

—	Recognizing Form for Refunding and Exempting Tax from Export Enterprises dated 3/5/2007

—	Recognizing Form for Qualification of Enjoying Scheduled Treatment of Tax Deduction and Exemption for the FIE and Foreign Enterprises dated 11/2/2007

—	Certification issued by Xuzhou State Tax Bureau dated 12/5/2007

—	Certification issued by Xuzhou State Tax Bureau dated 7/25/2007

—	Certification issued by Xuzhou Local Tax Bureau dated 7/10/2007

—	Certification issued by Xuzhou Local Tax Bureau dated 2/1/2008

Part VI Documents in respect of foreign currency

—	Foreign Exchange Registration Certificate Coded 320300060099 dated 12/14/2006

—	Approval Sheet for the Capital Foreign Exchange Operation dated 1/16/2007 (No. 0320300200700001)

—	Approval Sheet for the Capital Foreign Exchange Operation dated 1/16/2007 (No. 03203002007000003)

—	Approval Sheet for the Capital Foreign Exchange Operation dated 9/19/2007 (No. J320000200700872)

—	Approval Sheet for the Capital Foreign Exchange Operation dated 9/24/2007 (No. J320000200700885)

—	Approval Sheet for the Capital Foreign Exchange Operation dated 9/21/2007 (No. J110000200701608)

—	Approval Sheet for the Capital Foreign Exchange Operation dated 5/9/2008 (No. J320000200800290)

—	Approval Sheet for the Capital Foreign Exchange Operation dated 2/5/2008 (No. J320000200800101)

—	Approval Sheet for the Capital Foreign Exchange Operation dated 5/9/2008 (No. J320000200800291)

—	Approval Sheet for the Capital Foreign Exchange Operation dated 5/9/2008 (No. J320000200800017)

—	Approval Sheet for the Capital Foreign Exchange Operation dated 5/7/2008 (No. J320000200800014)

Part VII Documents in respect of labor

—	Sample Labor Contract

—	Registration Certificate of Social Insurance Coded 32030615929746

—	Certification issued by Xuzhou Social Insurance Fund Management Centre dated 7/26/2007

—	Certification issued by Xuzhou Medicare Insurance Fund Management Centre dated 7/26/2007

—	Certification issued by Xuzhou Housing Fund Management Centre dated 7/26/2007

—	Certification issued by Xuzhou Housing Fund Management Centre dated 2/1/2008

—	Certification issued by Xuzhou Labor and Social Security Bureau dated 2/1/2008

Part VIII List of enterprises in which Mr. Zhu once had interest and their related documents

1.	Shanghai Xiezhong Electric Equipment Set Co., Ltd. :

—	Business License (No. 310227000136147) dated August 17, 2007.

—	Notice of Consent for Alteration Registration dated August 17, 2007.

—	Approval Form for the Change of Shares and Legal Representatives in August 2007.

—	Article of Association stamped for certification by local administration of industry and commerce on September 11, 2007.

—	Record paper issued by local administration of industry and commerce dated September 27, 2007.

2.	Shanghai Yuehua Environmental Protection Set Equipment Co., Ltd. :

—	Notice for Tax Disregistration dated on December 4, 2006.

—	Approval Form for the Change of Shares and Legal Representatives (No. 14000003200712110007) dated December 11, 2007.

—	Notice of Filing (No. 14000003200712110007) dated December 11, 2007.

—	Decision of Shareholders’ Meeting dated August 10, 2007.

—	Business License dated December 11, 2007.

3.	Shanghai Guoneng Investment Co., Ltd. :

—	Business License dated August 3, 2008.

—	Notice of Approval for Alteration Registration (No. 14000003200708030066)

—	Notice of Filing (No. 14000003200708030066)

—	Record Paper issued by local administration of industry and commerce dated August 29, 2007.

—	Article of Association stamped for certification by local administration of industry and commerce dated August 29, 2007.

4.	Taicang Xiexin Industrial Park Development Co., Ltd. :

—	Business License dated August 10, 2008.

—	Notice of Approval for Alteration Registration (No. (05850012) Gong Si Bian Geng [2007] 08100005)

—	Record Paper issued by local administration of industry and commerce dated November 13, 2007.

—	Article of Association sealed by local administration of industry and commerce dated November 13, 2007.

5.	Shanghai Zhunneng Power Construction Management Co., Ltd. :

—	Notice of Approval for Alteration Registration (No. 14000003200708140048)

—	Business License dated August 14, 2007

—	Record Paper issued by local administration of industry and commerce dated September 7, 2007.

—	Article of Association sealed by local administration of industry and commerce dated September 7, 2007.

6.	Shanghai Yueyuan Machinery Set Equipment Co., Ltd. :

—	Notice of Filing(No. 14000003200708170073)

—	Business License dated August 17, 2007.

—	Record Paper issued by local administration of industry and commerce dated September 7, 2007.

—	Article of Association stamped for certification by local administration of industry and commerce dated September 7, 2007.

7.	Suzhou Chonggao Power Investment Co., Ltd. :

—	Business License dated August 10, 2007

—	Notice of Approval for Alteration Registration (No. (05850012) Gong Si Bian Geng [2007] 08100004)

—	Article of Association sealed by local administration of industry and commerce dated July 18, 2007.

8.	Shanghai Xiexin Utility Investment Co., Ltd. :

—	Article of Association dated sealed by local administration of industry and commerce September 10, 2007 and its amendment

—	Record Paper issued by local administration of industry and commerce dated September 10, 2007.

—	Business License dated June 5, 2006.

9.	Shanghai Xiexin Power Engineering Co., Ltd. :

—	Notice of Approval for Alteration Registration dated September 29, 2007.

—	Article of Association stamped for certification by local administration of industry and commerce dated September 25, 2007.

—	Record Paper issued by local administration of industry and commerce dated October 25, 2007.

10.	Jiangsu Suyuan Environmental Protection Engineering Corp. :

—	Business License dated May 8, 2007.

—	Notice of Filing (No. [2007] 08290002) dated September 4, 2007.

—	Notice of Acceptance for Filing coded [2007] 082900022007

11.	BJ Zhongneng

—	Articles of Association of Beijing Zhongneng

—	Business License (Registration No.: 1101021906164 (3——2) ) dated November, 18, 2005

—	ID Card of Liu Shunxing

12.	Guotai

—	Record Paper issued by local administration of industry and commerce dated July 4, 2006

—	Business License coded 3201000020060420132 dated April 24, 2006

Part IX Identity documents of Messrs. Gongshan Zhu Gong Shan, Mr. Songyi Zhang, Xuan-Ming Dong and Tsong-Zung Chang.

1.	Documents concerning the incorporation and evolution of JZPTD

—

A Registered Mail regarding Formal Approval under the Capital Investment Entrant Scheme Mr. Zhu, Ms ZHANG Lijian and Miss ZHU Huiying issued by Immigrant Department, The Government of the Hong Kong Special Administration Region dated June 24, 2004.

—	Hong Kong Identity Card (No. R286553(9)) issued on July 15, 2004.

—	PRC Passport (No. G10714925) issued by Office of The Commission of The Ministry of Foreign Affaires of The People’s Republic of China in The Hong Kong Special Administration Regain dated May 09, 2006.

—

PRC Passport (No. G20361980) issued by Office of The Commission of The Ministry of Foreign Affaires of The People’s Republic of China in The Hong Kong Special Administration Regain dated September 05, 2007.

—	Statement of Travel Records (Audit No.: 172450) issued by Immigration Department, The Government of the Hong Kong Special Administration Region dated September 10, 2007.

—	Statement of Travel Records (Audit No.: 174269) issued by Immigration Department, The Government of the Hong Kong Special Administration Region dated October 15, 2007.

—	Statement of Travel Records (Audit No.: 175887) issued by Immigration Department, The Government of the Hong Kong Special Administration Region dated November 21, 2007.

—	Statement of Travel Records (Audit No.: 177962) issued by Immigration Department, The Government of the Hong Kong Special Administration Region dated January 9, 2008.

—	Reply and its incident annexes from Hong Kong Zhengyang Lawyer Office dated February 4, 2008.

—	Certification from the PLRA dated October 20, 2006.

—	Identity Card SRRV No. M-003990 of Mr. Zhu Gongshan issued by the Philippine Leisure & Retiree’s Authority of the Board of Investment.

—	Certification issued by REETNALDO DL.LINGAT, MPS, MM, CEO VI on 26 December 2007 and its attached documents.

—	Legal opinion issued by JOSE F. RACELA IV and BAYANI M. SUBIDO, JR. on February 11, 2008.

—	Legal opinion issued by Mr. Rodelle B. Bolante on February 15, 2008.

—	PRC Identity Card (No. 320923195802015038) issued on January 31, 2000.

—	PRC Hukou which was canceled on July 14, 2005.

—	Confirmation Letter issued by Mr. Zhu to us dated December 13, 2007.

2.	Identity Documents of Mr. Songyi Zhang

—	Hong Kong Permanent Identity Card(ID Card No. G 221476(7)) of Songyi Zhang issued on January 12, 2005.

—	A letter regarding Mr. Songyi Zhang (HKID Card No. G 221476(7)) issued by Chan Kee Yip on November 6, 2007.

—	Passport of Songyi Zhang (No.H90138250) issued by Immigration Department, Hong Kong Special Administration Region on Jun 18, 2002.

—	Confirmation letter issued by Mr. Songyi Zhang dated April 25, 2008

3.	Identity Documents of Mr. Dong Xuanming

—	, Passport of Mr. Dong Xuanming (No: 147147495) and its term extension permission from PRC New York Consulate General

—	American Permanent Resident Card(INS A# 078-695-497) of Dong Xuanming.

—	American Social Security Card (No. ###-##-####) of Dong Xuanming.

—	Understanding on Issues in Related with SAFE Notice 75 issued by Lawyer Zheng Yibin from Jiangsu Youcheng Law Firm in July 2005.

—	Understanding on Issues in Related with SAFE Notice 75 issued by Lawyer from Jiangsu Tian Gan Law Firm in July 2005.

4.	Identity Documents of Mr. CHANG Tsong-Zung

—	Hong Kong Permanent Identity Card(ID Card No. E443460(2)) of CHANG Tsong-Zung issued on April 15, 2005.

—	Settlement Notice issued by China Bank(Hong Kong) dated May 31, 2007

Part X List of documents in related with JZPTD PRC domestic shareholders except BJ Zhongneng and Guotai

1.	Jinglong Industrial Group Co., Ltd.

—	Amendment to the Article of Association dated May 15, 2005

—	Business License (Registration No.:1300002000169)

—	ID Card of Qin Baofang

2.	Jiangsu Qitian Group Ltd. Group Co., Ltd.

—	Articles of Association dated December 1, 2006

—	Articles of Association of Liangyungang Shengda Investment Co. Ltd. dated 3/13/2007

3.	Nanjing Linyang Power Investment Co., Ltd.

—	Articles of Association dated April 9, 2003

—	Business License (Registration No.: 3201232300458)

—	ID Card of Lu Yonghua

4.	Xuzhou Suyuan Group Co., Ltd.

—	Articles of Association

—	Business License (Registration No.: 3203002111584) dated August 4, 2006

—	Its Introduction

5.	Suyuan Group Co., Ltd.

—	Articles of Association

—	Business License (Registration No.: 3200002103267) dated July 24, 2006

—	Its Introduction

—	ID Card of Xu Songda

Part XI Confirmation made by JZPTD and the Company

—	Confirmation Letter issued by JZPTD dated 8/15/2007

—	Confirmation Letter issued by JZPTD dated 1/14/2008

—	Confirmation letter issued by the Company and Mr. Zhu Gongshan to Grandall Legal Group on 5/7/2008

—	Confirmation letter issued by the Company and its affiliated entities on May 31, 2008